Pilgrim’s Pride Reports Q1 Net Sales of $3.27 billion, Operating Income of $158.5 million and GAAP EPS of $0.41

GREELEY, Colo., April 28, 2021 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC) reports first quarter 2021 financial results.

First Quarter Highlights
•Net Sales of $3.27 billion.
•GAAP Net Income of $100.2 million. Adjusted Net Income of $103.0 million or adjusted EPS of $0.42.
•Consolidated Operating Income margin of 4.8% with Operating Income margins of 3.4% in U.S., 19.0% in Mexico and 1.2% in Europe.
•Adjusted EBITDA of $253.8 million, or a 7.8% margin, 53.4% higher than a year ago.
•Throughout the global COVID-19 pandemic, we remain guided by our principles of an uncompromising commitment to the safety of our team members, our duty to provide quality food globally, and our responsibility to provide continued employment opportunities and benefits for our team during these unprecedented times.
•Strong focus in execution and dedication by our team members, supported by our portfolio strategy of differentiated products, strong Key Customer relationships, and diversified global operations have helped us to mitigate challenging market conditions due to COVID-19 and improve the resiliency in our results.
•Demand in U.S. continues to recover, with our foodservice business improving while Retail and QSR business maintaining strength despite higher input and operating costs, volume disruptions because of weather events, and less than optimal mix due to significant labor shortages. Commodity large bird deboning experienced a rapid increase in prices throughout the quarter, achieving the largest improvement relative to Q1 a year ago.
•Mexico maintained the strength from the second half of 2020. Strong execution, improved overall economic conditions, better supply/demand balance, and our increased share of non-commodity products contributed to the strength.
•Our combined European business continues to achieve operational improvements, offsetting high feed costs, not yet reflected in prices, lower year-over-year foodservice volume due to lockdowns, and COVID-19 mitigation costs.
•Our commitment to achieve net-zero GHG emissions by 2040 demonstrates our leadership in ESG as a responsible steward of the environment and a good corporate citizen. In support, last month we successfully issued a $1 billion sustainability-linked bond tied to efforts to reduce greenhouse gas emission intensity across our global operations. The bond is the first of its kind to be issued by a global meat and poultry company, and aligns with our vision to be the best and most respected company in our industry.

Unaudited	Three Months Ended
	March 28, 2021	March 29, 2020	Y/Y Change
	(In millions, except per share and percentages)
Net sales	$3,273.4	$3,074.9	+6.5%
U.S. GAAP EPS	$0.41	$0.27	+51.9%
Operating income	$158.5	$84.4	+87.8%
Adjusted EBITDA(1)	$253.8	$165.5	+53.4%
Adjusted EBITDA margin(1)	7.8%	5.4%	+2.4	pts
(1)     Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

“While overall demand conditions have incrementally improved, we are still faced with market specific volatility and challenges across our global operations. Throughout the COVID-19 pandemic, our team has continued to maintain their commitment, dedication and hard work, in supporting our ability to keep a safe and healthy working environment while allowing us the capability to maintain production and supply to our customers during this unprecedented crisis. Our diversified portfolio and strategy has continued to mitigate the difficult environment and produce the expected results in relative performance to the competition, while delivering more resilient performance regardless of changes in specific market conditions. During Q1, the U.S. generated a solid performance despite challenges from weather events and higher input costs; while Mexico maintained its strong results from the second half of 2020. In Europe, more expensive feed ingredients, COVID-19 mitigation costs, lower foodservice volumes due to pandemic restrictions, and export constraints to China presented a challenging environment. Nevertheless, we remain agile and are continuing to adapt our operations to changes in market conditions,” stated Fabio Sandri, Chief Executive Officer of Pilgrim's.

“During Q1, the market environment in the U.S. improved throughout the quarter, including a challenging February in part due to the significant weather event in the southeast, before a very strong recovery as we exited the quarter. With gradual loosening of restrictions, as a result of the increase in vaccinations, the market has been incrementally improving, especially in foodservice. The market for commodity large bird deboning experienced the largest improvement relative to the same period a year ago. Our retail and QSR results have remained solid due to strong demand across our customer base despite higher input and operating costs, and less than optimal mix due to significant labor shortages and COVID-19. Our Prepared Foods business remained resilient considering the challenging demand environment. The business continues to grow its sales in the branded segment, reflecting the investments made over the past few years, and we anticipate stronger results as COVID-19 restrictions are gradually lifted throughout 2021.”

“Compared to a very challenging Q1 last year, Mexico had another strong quarter following a robust performance during the second half 2020, driven by a balanced supply/demand and continuous improvements in operational performance. We adapted the operations well to generate strong performance despite volumes in the fresh segment that were below those of 2020. Our Prepared Foods also performed well, with improved demand. We maintain the pursuit of our strategy to invest in our brands, in both fresh and prepared food business, seeking to establish strong differentiated brands and products, and at the same time increase our share in modern channels with more stable margins over time, consistent with our vision for growth in Mexico.”

“In Q1, our Moy Park operations experienced some headwinds due to significant changes in the cost of feed ingredients, the year-over-year impact of lockdown restrictions on demand and COVID-19 mitigation costs, but are continuing to evolve as we strengthen its ability to manage the stability by adapting a sales model to better moderate future input cost challenges. In addition, our strong internal operating performance and commitment to innovation have helped in mitigating the difficult environment. Integration of Pilgrim’s UK is on track, and the business has continued to contribute positively to our results. During the quarter, we experienced a reduction in volume of exports to China due to the suspension of our export license at two plants as a result of COVID-19. We work diligently with the applicable authorities to reinstate these licenses. In addition, pig prices in the EU and UK were under pressure because of ASF in Germany; however, prices have already started to recover.”

Conference Call Information

A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, April 29, at 7:00 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre-register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time.
To pre-register, go to: https://services.choruscall.com/links/ppc210429.html

You may also reach the pre-registration link by logging in through the investor section of our website at www.pilgrims.com and clicking on the link under “Upcoming Events.”

For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883-3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Please note that to submit a question to management during the call, you must be logged in via telephone.

Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. The webcast will be available for replay through July 29, 2021.

About Pilgrim’s Pride

Pilgrim’s employs approximately 54,900 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: the impact of the COVID-19 pandemic, efforts to contain the pandemic and resulting economic downturn on our operations and financial condition, including the risk that our health and safety measures at Pilgrim’s Pride production facilities will not be effective, the risk that we may be unable to prevent the infection of our employees at these facilities, and the risk that we may need to temporarily close one or more of our production facilities; the risk that we may experience decreased production and sales due to the changing demand for food products; the risk that we may face a significant increase in delayed payments from our customers; and additional risks related to COVID-19 set forth in our most recent Form 10-K and Form 10-Q filed with the SEC; matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10-Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date hereof, and the Company undertakes no obligation to update any such statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Contact:	Dunham Winoto
Investor Relations
IRPPC@pilgrims.com
(970) 506-8192
www.pilgrims.com

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
	March 28, 2021	December 27, 2020
	(In thousands)
Cash and cash equivalents	$367,015	$547,624
Restricted cash and cash equivalents	43,225	782
Trade accounts and other receivables, less allowance for doubtful accounts	800,838	741,992
Accounts receivable from related parties	1,227	1,084
Inventories	1,439,915	1,358,793
Income taxes receivable	59,026	69,397
Prepaid expenses and other current assets	164,744	183,039
Total current assets	2,875,990	2,902,711
Deferred tax assets	5,358	5,471
Other long-lived assets	25,744	24,780
Operating lease assets, net	279,795	288,886
Identified intangible assets, net	592,182	589,913
Goodwill	1,019,323	1,005,245
Property, plant and equipment, net	2,682,369	2,657,491
Total assets	$7,480,761	$7,474,497

Accounts payable	$1,025,249	$1,028,710
Accounts payable to related parties	9,556	9,650
Revenue contract liabilities	35,334	65,918
Accrued expenses and other current liabilities	606,759	807,847
Income taxes payable	9,204	—
Current maturities of long-term debt	25,457	25,455
Total current liabilities	1,711,559	1,937,580
Noncurrent operating lease liability, less current maturities	208,152	217,432
Long-term debt, less current maturities	2,350,429	2,255,546
Deferred tax liabilities	360,015	339,831
Other long-term liabilities	114,850	148,761
Total liabilities	4,745,005	4,899,150
Common stock	2,613	2,612
Treasury stock	(345,134)	(345,134)
Additional paid-in capital	1,956,375	1,954,334
Retained earnings	1,072,777	972,569
Accumulated other comprehensive income (loss)	37,279	(20,620)
Total Pilgrim’s Pride Corporation stockholders’ equity	2,723,910	2,563,761
Noncontrolling interest	11,846	11,586
Total stockholders’ equity	2,735,756	2,575,347
Total liabilities and stockholders’ equity	$7,480,761	$7,474,497

PILGRIM’S PRIDE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands, except per share data)
Net sales	$3,273,425	$3,074,928
Cost of sales	3,012,182	2,897,829
Gross profit	261,243	177,099
Selling, general and administrative expense	102,779	92,713
Operating income	158,464	84,386
Interest expense, net of capitalized interest	30,334	32,688
Interest income	(2,366)	(1,690)
Foreign currency transaction loss (gain)	2,514	(18,385)
Miscellaneous, net	(7,844)	(34,188)
Income before income taxes	135,826	105,961
Income tax expense	35,358	38,512
Net income	100,468	67,449
Less: Net income attributable to noncontrolling interests	260	181
Net income attributable to Pilgrim’s Pride Corporation	$100,208	$67,268

Weighted average shares of Pilgrim's Pride Corporation common stock outstanding:
Basic	243,580	249,347
Effect of dilutive common stock equivalents	278	275
Diluted	243,858	249,622

Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding:
Basic	$0.41	$0.27
Diluted	$0.41	$0.27

PILGRIM’S PRIDE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands)
Cash flows from operating activities:
Net income	$100,468	$67,449
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	86,532	79,773
Deferred income tax expense	12,483	17,023
Gain on property disposals	(2,396)	(521)
Stock-based compensation	2,042	676
Loan cost amortization	1,215	1,212
Accretion of discount related to Senior Notes	246	246
Amortization of premium related to Senior Notes	(167)	(167)
Loss (gain) on equity-method investments	(4)	309
Negative adjustment to previously recognized gain on bargain purchase	—	1,740
Changes in operating assets and liabilities:
Trade accounts and other receivables	(54,892)	(26,296)
Inventories	(82,550)	9,333
Prepaid expenses and other current assets	20,228	(22,419)
Accounts payable, accrued expenses and other current liabilities	(240,183)	(108,004)
Income taxes	25,440	(16)
Long-term pension and other postretirement obligations	(10,841)	(6,282)
Other operating assets and liabilities	(1,172)	7,008
Cash provided by operating activities	(143,551)	21,064
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(102,167)	(77,168)
Proceeds from property disposals	13,074	632
Purchase of acquired business, net of cash acquired	—	(1,740)
Cash used in investing activities	(89,093)	(78,276)
Cash flows from financing activities:
Proceeds from revolving line of credit and long-term borrowings	328,932	356,547
Payments on revolving line of credit, long-term borrowings and finance lease obligations	(235,292)	(13,396)
Payment of equity distribution under Tax Sharing Agreement between JBS USA Food Company Holdings and Pilgrim’s Pride Corporation	(650)	—
Purchase of common stock under share repurchase program	—	(27,906)
Cash provided by financing activities	92,990	315,245
Effect of exchange rate changes on cash and cash equivalents	1,488	(2,193)
Increase in cash, cash equivalents and restricted cash	(138,166)	255,840
Cash, cash equivalents and restricted cash, beginning of period	548,406	280,577
Cash, cash equivalents and restricted cash, end of period	$410,240	$536,417

PILGRIM’S PRIDE CORPORATION
Non-GAAP Financial Measures Reconciliation
(Unaudited)

“EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction loss (gain), (2) transaction costs from business acquisitions, (3) DOJ agreement & litigation settlements, (4) negative adjustment to previously recognized gain on bargain purchase, (5) shareholder litigation settlement, (6) deconsolidation of subsidiary and (7) net income attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands)
Net income	$100,468	$67,449
Add:
Interest expense, net(a)	27,968	30,998
Income tax expense	35,358	38,512
Depreciation and amortization	86,532	79,773
EBITDA	250,326	216,732
Add:
Foreign currency transaction loss (gain)(b)	2,514	(18,385)
Transaction costs related to acquisitions(c)	—	215
DOJ agreement & litigation settlements(d)	2,399	—
Minus:
Negative adjustment to previously recognized gain on bargain purchase(e)	—	(1,740)
Shareholder litigation settlement(f)	—	34,643
Deconsolidation of subsidiary(g)	1,131	—
Net income attributable to noncontrolling interest	260	181
Adjusted EBITDA	$253,848	$165,478
(a)Interest expense, net, consists of interest expense less interest income.

(b)The Company measures the financial statements of its Mexico reportable segment as if the U.S. dollar were the functional currency. Accordingly, we remeasure assets and liabilities, other than nonmonetary assets, of the Mexico reportable segment at current exchange rates. We remeasure nonmonetary assets using the historical exchange rate in effect on the date of each asset’s acquisition. Currency exchange gains or losses resulting from these remeasurements, as well as, from our U.K. and Europe reportable segment are included in the line item Foreign currency transaction loss (gain) in the Condensed Consolidated Statements of Income.
(c)Transaction costs related to acquisitions includes those charges that are incurred in conjunction with business acquisitions.
(d)On October 13, 2020, Pilgrims announced that we have entered into a plea agreement (the “Plea Agreement”) with the DOJ. As a result of the Plea Agreement, we recognized a fine of $110,524,140. On February 23, 2021, the Colorado Court approved the Plea Agreement and assessed a fine of $107.9 million. The difference from prior accrual to updated amount was recognized during the three months ended March 28, 2021. This difference recognized in the three months ended March 28, 2021 was offset by an amount recognized in anticipation of a probable settlement in ongoing litigation.
(e)The gain on bargain purchase was recognized as a result of the PPL acquisition in October 2019. The amount shown above represents a working capital adjustment to the previously recorded gain on bargain purchase.
(f)Shareholder litigation settlement is income received as a result of a settlement in the first quarter of 2020.
(g)This represents a gain recognized as a result of deconsolidation of a subsidiary.

The summary unaudited consolidated income statement data for the twelve months ended March 28, 2021 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the three months ended March 29, 2020 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 27, 2020 and (2) the applicable unaudited consolidated income statement data for the three months ended March 28, 2021.

PILGRIM'S PRIDE CORPORATION
Reconciliation of LTM Adjusted EBITDA
(Unaudited)

	Three Months Ended				LTM Ended
	June 28, 2020	September 27, 2020	December 27, 2020	March 28, 2021	March 28, 2021
	(In thousands)
Net income	$(6,400)	$33,691	$330	$100,468	$128,089
Add:
Interest expense, net	31,165	28,801	27,849	27,968	115,783
Income tax expense	(2,956)	22,344	8,855	35,358	63,601
Depreciation and amortization	84,603	84,265	88,463	86,532	343,863
EBITDA	106,412	169,101	125,497	250,326	651,336
Add:
Foreign currency transaction losses	5,525	9,092	4,528	2,514	21,659
Transaction costs related to acquisitions	(81)	—	—	—	(81)
DOJ agreement & litigation settlements	—	110,524	75,000	2,399	187,923
Restructuring charges	—	—	123	—	123
Hometown Strong commitment	—	14,506	494	—	15,000
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	(2,006)	—	—	(2,006)
Deconsolidation of subsidiary	—	—	—	1,131	1,131
Net income (loss) attributable to noncontrolling interest	(364)	245	251	260	392
Adjusted EBITDA	$112,220	$304,984	$205,391	$253,848	$876,443

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe it is frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Three Months Ended
	March 28, 2021	March 29, 2020	March 28, 2021	March 29, 2020
	(In thousands)
Net income	$100,468	$67,449	3.07%	2.19%
Add:
Interest expense, net	27,968	30,998	0.85%	1.01%
Income tax expense	35,358	38,512	1.08%	1.25%
Depreciation and amortization	86,532	79,773	2.64%	2.59%
EBITDA	250,326	216,732	7.64%	7.04%
Add:
Foreign currency transaction losses (gains)	2,514	(18,385)	0.07%	(0.59)%
Transaction costs related to acquisitions	—	215	—%	0.01%
DOJ agreement & litigation settlements	2,399	—	0.07%	—%
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	(1,740)	—%	(0.06)%
Shareholder litigation settlement	—	34,643	—%	1.13%
Deconsolidation of subsidiary	1,131	—	0.03%	—%
Net income attributable to noncontrolling interest	260	181	0.01%	0.01%
Adjusted EBITDA	$253,848	$165,478	7.74%	5.38%

Net sales	$3,273,425	$3,074,928	$3,273,425	$3,074,928

Adjusted net income attributable to Pilgrim's Pride Corporation (“Pilgrim's”) is calculated by adding to Net income attributable to Pilgrim's certain items of expense and deducting from Net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted Net Income
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands, except per share data)
Net income attributable to Pilgrim's	$100,208	$67,268
Add:
Foreign currency transaction losses (gains)	2,514	(18,385)
Transaction costs related to acquisitions	—	215
DOJ agreement & litigation settlements	2,399	—
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	(1,740)
Shareholder litigation settlement	—	34,643
Deconsolidation of subsidiary	1,131	—
Adjusted net income attributable to Pilgrim's before tax impact of adjustments	103,990	16,195
Net tax impact of adjustments(a)	(942)	12,722
Adjusted net income attributable to Pilgrim's	$103,048	$28,917
Weighted average diluted shares of common stock outstanding	243,858	249,622
Adjusted net income attributable to Pilgrim's per common diluted share	$0.42	$0.12
(a)    Net tax expense (benefit) of adjustments represents the tax impact of all adjustments shown above.

Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows:

PILGRIM'S PRIDE CORPORATION
Reconciliation of GAAP EPS to Adjusted EPS
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands, except per share data)
GAAP EPS	$0.41	$0.27
Add:
Foreign currency transaction losses (gains)	0.01	(0.07)
Transaction costs related to acquisitions	—	—
DOJ agreement & litigation settlements	—	—
Minus:
Negative adjustment to previously recognized gain on bargain purchase	—	(0.01)
Shareholder litigation settlement	—	0.14
Deconsolidation of subsidiary	—	—
Adjusted EPS before tax impact of adjustments	0.42	0.07
Net tax impact of adjustments(a)	—	0.05
Adjusted EPS	$0.42	$0.12

Weighted average diluted shares of common stock outstanding	243,858	249,622
(a)    Net tax impact of adjustments represents the tax impact of all adjustments shown above.

PILGRIM'S PRIDE CORPORATION
Supplementary Selected Segment and Geographic Data
(Unaudited)

	Three Months Ended
	March 28, 2021	March 29, 2020
	(In thousands)
Sources of net sales by geographic region of origin:
U.S.	$1,999,559	$1,926,880
U.K. and Europe	854,734	822,262
Mexico	419,132	325,786
Total net sales	$3,273,425	$3,074,928

Sources of cost of sales by geographic region of origin:
U.S.	$1,866,700	$1,788,777
U.K. and Europe	816,926	770,134
Mexico	328,570	338,942
Elimination	(14)	(24)
Total cost of sales	$3,012,182	$2,897,829

Sources of gross profit by geographic region of origin:
U.S.	$132,859	$138,103
U.K. and Europe	37,808	52,128
Mexico	90,562	(13,156)
Elimination	14	24
Total gross profit	$261,243	$177,099

Sources of operating income by geographic region of origin:
U.S.	$68,125	$85,052
U.K. and Europe	10,495	23,190
Mexico	79,830	(23,880)
Elimination	14	24
Total operating income	$158,464	$84,386